AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                              LEGATO SYSTEMS, INC.

                             LASSO ACQUISITION CORP.

                                       AND

                        ONTRACK DATA INTERNATIONAL, INC.


                                NOVEMBER 18, 1999


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                                TABLE OF CONTENTS

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ARTICLE I  THE MERGER.............................................................................................1
         1.1   The Merger.........................................................................................1
         1.2   Closing; Effective Time............................................................................2
         1.3   Effect of the Merger...............................................................................2
         1.4   Articles of Incorporation; Bylaws..................................................................2
         1.5   Directors and Officers.............................................................................2
         1.6   Effect on Capital Stock............................................................................2
         1.7   Surrender of Certificates..........................................................................4
         1.8   No Further Ownership Rights in Target Capital Stock................................................5
         1.9   Lost, Stolen or Destroyed Certificates.............................................................5
         1.10  Tax Consequences...................................................................................6
         1.11  Return of Exchange Fund............................................................................6
         1.12  Taking of Necessary Action; Further Action.........................................................6

ARTICLE II  REPRESENTATIONS AND WARRANTIES OF TARGET..............................................................6
         2.1   Organization, Standing and Power...................................................................7
         2.2   Capital Structure..................................................................................7
         2.3   Authority..........................................................................................8
         2.4   SEC Documents; Financial Statements................................................................9
         2.5   Absence of Certain Changes.........................................................................9
         2.6   Absence of Undisclosed Liabilities................................................................10
         2.7   Litigation........................................................................................10
         2.8   Restrictions on Business Activities...............................................................10
         2.9   Governmental Authorization........................................................................10
         2.10  Title to Property.................................................................................11
         2.11  Intellectual Property.............................................................................11
         2.12  Environmental Matters.............................................................................13
         2.13  Taxes.............................................................................................13
         2.14  Employee Benefit Plans............................................................................15
         2.15  Employees and Consultants.........................................................................17
         2.16  Related-Party Transactions........................................................................18
         2.17  Insurance.........................................................................................19
         2.18  Compliance with Laws..............................................................................19
         2.19  Brokers'and Finders'Fees..........................................................................19
         2.20  Vote Required.....................................................................................19
         2.21  No Breach of Material Contracts...................................................................19
         2.22  Registration Statement; Proxy Statement/Prospectus................................................19
         2.23  Complete Copies of Materials......................................................................20
         2.24  Opinion of Financial Advisor......................................................................20
         2.25  Board Approval....................................................................................20
         2.26  Section 673 of Minnesota Law Not Applicable.......................................................20
         2.27  Representations Complete..........................................................................20

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ARTICLE III  REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND MERGER SUB...........................................21
         3.1   Organization, Standing and Power..................................................................21
         3.2   Capital Structure.................................................................................21
         3.3   Authority.........................................................................................22
         3.4   SEC Documents; Financial Statements...............................................................23
         3.5   Absence of Certain Changes........................................................................24
         3.6   Absence of Undisclosed Liabilities................................................................24
         3.7   Intellectual Property.............................................................................24
         3.8   Environmental Matters.............................................................................24
         3.9   Employee Benefit Plans............................................................................24
         3.10  Litigation........................................................................................24
         3.11  Compliance with Laws..............................................................................25
         3.12  Proxy Statement...................................................................................25
         3.13  Board Approval....................................................................................25
         3.14  Representations Complete..........................................................................25

ARTICLE IV  CONDUCT PRIOR TO THE EFFECTIVE TIME..................................................................25
         4.1   Conduct of Business of Target and Acquiror........................................................25
         4.2   Conduct of Business of Target.....................................................................26
         4.3   Notices...........................................................................................28

ARTICLE V  ADDITIONAL AGREEMENTS.................................................................................29
         5.1   No Solicitation...................................................................................29
         5.2   Proxy Statement/Prospectus; Registration Statement................................................30
         5.3   Shareholders Meeting..............................................................................30
         5.4   Access to Information.............................................................................30
         5.5   Confidentiality...................................................................................31
         5.6   Public Disclosure.................................................................................31
         5.7   Consents; Cooperation.............................................................................31
         5.8   Update Disclosure; Breaches.......................................................................32
         5.9   Stockholder Lists.................................................................................32
         5.10  Indemnification...................................................................................32
         5.11  Irrevocable Proxies...............................................................................33
         5.12  Legal Requirements................................................................................33
         5.13  Tax-Free Reorganization...........................................................................33
         5.14  Stock Options.....................................................................................33
         5.15  Listing of Additional Shares......................................................................35
         5.16  Additional Agreements; Reasonable Efforts.........................................................35
         5.17  Employee Benefits.................................................................................35


ARTICLE VI  CONDITIONS TO THE MERGER.............................................................................35
         6.1   Conditions to Obligations of Each Party to Effect the Merger......................................35
         6.2   Additional Conditions to the Obligations of Target................................................36
         6.3   Additional Conditions to the Obligations of Acquiror..............................................37

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ARTICLE VII  TERMINATION, EXPENSES, AMENDMENT AND WAIVER.........................................................38
         7.1   Termination.......................................................................................38
         7.2   Effect of Termination.............................................................................40
         7.3   Expenses and Termination Fees.....................................................................40
         7.4   Amendment.........................................................................................40
         7.5   Extension; Waiver.................................................................................41

ARTICLE IX  GENERAL PROVISIONS...................................................................................41
         8.1   Notices...........................................................................................41
         8.2   Interpretation....................................................................................42
         8.3   Counterparts......................................................................................42
         8.4   Entire Agreement; No Third Party Beneficiaries....................................................42
         8.5   Severability......................................................................................43
         8.6   Remedies Cumulative...............................................................................43
         8.7   Governing Law.....................................................................................43
         8.8   Assignment........................................................................................43
         8.9   Rules of Construction.............................................................................43
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SCHEDULES

Target Disclosure Letter
Acquiror Disclosure Letter
Option Schedule

EXHIBITS

Exhibit A         Articles of Merger
Exhibit B         Voting and Proxy Agreement
Exhibit C         Employment and Non-Competition Agreement

                      AGREEMENT AND PLAN OF REORGANIZATION



                           This AGREEMENT AND PLAN OF  REORGANIZATION  (the
"Agreement") is made and entered into as of November 18, 1999, by and among Legato Systems, Inc., a Delaware corporation ("Acquiror"), Lasso Acquisition Corp., a Minnesota corporation ("Merger Sub") and Ontrack Data
International, Inc. a Minnesota corporation ("Target").

                                    RECITALS

                           A.       The Boards of  Directors  of Target,
Acquiror and Merger Sub believe it is in the best interests of their respective companies and the stockholders of their respective companies that Target and Merger Sub combine into a single company through the statutory merger of Target with and into Merger Sub (the "Merger") and, in furtherance thereof, have approved the Merger.

                           B.       Pursuant to the Merger,  among other
things, each outstanding share of capital stock of Target ("Target Capital Stock"), shall be converted into shares of Common Stock of Acquiror, $.0001 par value ("Acquiror Common Stock"), at the rate set forth herein.

                           C.       Target,  Acquiror  and Merger Sub desire
to make certain representations and warranties and other agreements in connection with the Merger.

                           D.       The  parties  intend,  by  executing
this  Agreement,   to  adopt  a  plan  of reorganization within the meaning
of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and to cause the Merger to qualify as a reorganization under the provisions of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code.

                           E. The parties intend for the Merger to be accounted
for as a purchase.

                           F.       Concurrent  with  the  execution  of this
Agreement and as an inducement to Acquiror to enter into this Agreement, certain of the affiliates of Target who are shareholders, officers or directors are entering into an agreement to vote the shares of Target's Common Stock owned by such persons to approve the Merger and against any competing proposals.

                           NOW,  THEREFORE,  in  consideration  of the
covenants and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

                                   ARTICLE I

                                   THE MERGER
                                   ----------

                           1.1     The Merger. At the Effective Time (as defined
in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the Articles of Merger attached hereto as Exhibit A (the
"Articles of Merger") and the applicable provisions of the Minnesota Business Corporation Act ("Minnesota Law"), Target shall be merged with and into Merger Sub, the separate corporate existence of Target shall cease and

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Merger Sub shall continue as the surviving corporation under the name
"Ontrack Products Division, Inc." Merger Sub as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

                           1.2     Closing; Effective Time. The closing of the
transactions contemplated hereby (the "Closing") shall take place as soon as practicable after the satisfaction or waiver of each of the conditions set forth in Article VI hereof or at such other time as the parties hereto agree (the date on which the Closing shall occur, the "Closing Date"). The Closing shall take place at the offices of Gunderson Dettmer Stough Villeneuve
Franklin & Hachigian, LLP, 155 Constitution Drive, Menlo Park, California 94025, or at such other location as the parties hereto agree. On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing the Articles of Merger, together with the required officers' certificates, with the Secretary of State of the State of Minnesota, in accordance with the relevant provisions of Minnesota Law (the time and date of such filing being the "Effective Time" and the "Effective Date," respectively).

                           1.3     Effect of the Merger. At the Effective Time,
the effect of the Merger shall be as provided in this Agreement, the Articles of Merger and the applicable provisions of Minnesota Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Target and Merger
Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Target and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

                           1.4     Articles of Incorporation; Bylaws.

                                   (a) At the Effective Time, the Articles of
Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by Minnesota Law and such Articles of Incorporation except that as of the Effective Time, Article I of the Articles of Incorporation shall be amended to read: "The name of the corporation shall be Ontrack Products Division, Inc."

                                   (b) The Bylaws of Merger Sub, as in effect
immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

                           1.5     Directors and Officers. At the Effective
Time, the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, to hold office until such time as such directors resign, are removed or their respective successors are duly elected or appointed. The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, to hold office until such time as such officers resign, are removed or their respective successors are duly elected or appointed.

                           1.6     Effect on Capital Stock. By virtue of the
Merger and without any action on the part of Acquiror, Merger Sub, Target or the holders of any of Target's securities:

                                   (a) Conversion of Target Capital Stock. At
the Effective Time, each share of Target Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Target Common Stock to be canceled pursuant to Section 1.6(b) or any shares of Target

Capital Stock to which dissenters' rights have been exercised pursuant to
Section 1.6(f)) will be canceled and extinguished and be converted automatically into the right to receive (i) .1491 of a share of Acquiror Common Stock (the "Common Exchange Ratio") and (ii) two dollars ($2.00) in cash (the "Cash Consideration").

                  At the Effective Time, and as more particularly set forth in
Section 5.14, each option to purchase Target Common Stock outstanding immediately prior to the Effective Time will be canceled and extinguished and be converted automatically into an option to purchase .1822 of a share of Acquiror Common Stock (the "Option Exchange Ratio).

                   No adjustment shall be made in the number of shares of Acquiror Common Stock issued in the Merger as a result of any cash proceeds received by Target from the date hereof to the Closing Date pursuant to the exercise of currently outstanding Target Options.

                                   (b) Cancellation of Target Capital Stock
Owned by Acquiror or Target. At the Effective Time, all shares of Target Capital Stock that are owned by Target as treasury stock, and each share of Target Capital Stock owned by Acquiror or any direct or indirect wholly owned subsidiary of Acquiror or of Target immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

                                   (c) Target Stock Option Plans. At the
Effective Time, the Non-Qualified Stock Option Plan and the 1996 Stock Incentive Plan (collectively, the "Target Stock Option Plans") and all options to purchase Target Common Stock then outstanding under the Target
Stock Option Plan shall be assumed by Acquiror in accordance with Section 5.14.

                                   (d) Adjustments to Exchange Ratios. The
Common Exchange Ratio, the amount of Cash Consideration and the Option
Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Acquiror Common Stock or Target Capital Stock), reorganization, recapitalization or other like change with respect to Acquiror Common Stock or Target Capital Stock occurring after the date hereof and prior to the Effective Time.

                                   (e) Fractional Shares. No fraction of a
share of Acquiror Common Stock will be issued, but in lieu thereof each holder of shares of Target Capital Stock who would otherwise be entitled to a fraction of a share of Acquiror Common Stock (after aggregating all fractional shares of Acquiror Common Stock to be received by such holder) shall receive from Acquiror an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the average closing price of a share of Acquiror Common Stock for the ten (10) most recent days that Acquiror Common Stock has traded ending on the trading day immediately prior to the Effective Time, as reported on the Nasdaq National Market.

                                   (f) Dissenters' Rights. Notwithstanding
any provisions of this Agreement to the contrary, any Target Capital Stock outstanding immediately prior to the Effective Time held by a holder who has demanded and perfected the right, if any, to receive fair value for such Target Capital Stock ("Dissenting Shares") in accordance with the provisions of Sections 302A.471 and 302A.473 of the Minnesota Law and as of the Effective Time has not withdrawn or lost such dissenter's rights shall not be converted into or represent a right to receive the consideration pursuant to Section 1.6(a) (the "Merger Consideration"), but the shareholder shall only be entitled to such rights as are granted by the Minnesota Law. If a holder of Target Capital Stock who asserts dissenter's rights under the Minnesota Law withdraws or loses such rights (through failure to perfect or otherwise), then, as of the Effective Time or the occurrence of such event, whichever last occurs, those shares (the "Unperfected Shares") shall be converted into and represent only the right to receive the Merger Consideration as provided in Section 1.6(a), without interest, upon the surrender of the certificate or certificates representing those Unperfected Shares. Target shall give Acquiror (i) prompt notice of any written notice of intent to demand fair value for any Unperfected Shares, attempted withdrawals of such demands, the deposit of any shares for which payment is demanded, and any other instruments served pursuant to the Minnesota Law received by the Target relating to dissenters' rights and (ii) the opportunity to participate in all negotiations and proceedings with respect to the assertion of dissenters' rights under the Minnesota Law. The Target shall not, except with the prior written consent of Acquiror, voluntarily make any payment with respect to any such demands for payment of fair value, offer to settle or settle any such demands or approve any withdrawal of any such demands.

                           1.7      Surrender of Certificates.

                                   (a) Exchange  Agent.  Harris Trust and
Savings Bank shall act as exchange agent (the "Exchange  Agent") in the Merger.

                                   (b) Acquiror to Provide Common Stock and
Cash. Promptly after the Effective Time, Acquiror shall make available to the Exchange Agent for exchange in accordance with this Article I, through such reasonable procedures as Acquiror may adopt, (i) the shares of Acquiror Common Stock issuable pursuant to Section 1.6(a) in exchange for shares of Target Capital Stock outstanding immediately prior to the Effective Time, plus cash in an amount sufficient to permit payment of the Cash Consideration pursuant to Section 1.6(a), and cash in lieu of fractional shares pursuant to Section 1.6(e) (such cash amounts and certificates being hereinafter referred to as the "Exchange Fund").

                                   (c) Exchange Procedures. Promptly after the
Effective Time, the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates (the "Certificates") that immediately prior to the Effective Time represented outstanding shares of Target Capital Stock, whose shares were converted into the right to receive shares of Acquiror Common Stock, the Cash Consideration and cash in lieu of fractional shares, pursuant to Section 1.6, (i) a letter of transmittal
(which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon receipt of the Certificates by the Exchange Agent, and shall be in such form and have such other provisions as Acquiror may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Acquiror Common Stock, the Cash Consideration and cash in lieu of fractional shares. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Acquiror, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Acquiror Common Stock and payment of the Cash Consideration and cash in lieu of fractional shares that such holder has the right to receive pursuant to Section 1.6, and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Target Capital Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Acquiror Common Stock into which such shares of Target Capital Stock shall have been so converted and the right to receive the Cash Consideration and an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6.

                                   (d) Distributions with Respect to
Unexchanged Shares. No dividends or other distributions with respect to Acquiror Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Acquiror Common Stock represented thereby until the holder of record of such Certificate surrenders such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Acquiror Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of any such dividends or other distributions with a record date after the Effective Time that would have been previously payable (but for the provisions of this Section 1.7(d)) with respect to such shares of Acquiror Common Stock.

                                   (e) Transfers of Ownership. If any
certificate for shares of Acquiror Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered is properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Acquiror or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Acquiror Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Acquiror or any agent designated by it that such tax has been paid or is not payable.

                                   (f) No Liability. Notwithstanding anything
to the contrary in this Section 1.7, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

                           1.8     No Further Ownership Rights in Target Capital
Stock. All shares of Acquiror Common Stock issued upon the surrender for exchange of shares of Target Capital Stock in accordance with the terms hereof (including any cash paid in lieu of fractional shares), together with the Cash Consideration, shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Target Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Target Capital Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

                           1.9     Lost, Stolen or Destroyed Certificates. In
the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Acquiror Common Stock (and cash in lieu of fractional shares), together with the Cash Consideration, as may be required pursuant to

Section 1.6; provided, however, that Acquiror may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Acquiror, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

                           1.10    Tax Consequences. It is intended by the
parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. No party shall take any action that would, to such party's knowledge, cause the Merger to fail to qualify as a reorganization within the meaning of Section 368 of the Code. In the event the status of the Merger as a reorganization under Sections 368(a)(1)(A) and 368(a)(2)(D) is challenged by the IRS on a basis of a technical deficiency, this Agreement will be deemed amended to the extent the amendment does not materially change the position of the parties as of the date of its execution, to correct any such technical deficiency.

                           1.11    Return of Exchange Fund. Any portion of the
Exchange Fund that remains unclaimed by shareholders of Target for six (6) months after the Effective Time shall be returned to Acquiror, upon demand, and any holder of Target Capital Stock who has not theretofore complied with
Section 1.7 shall thereafter look only to Acquiror for issuance of the number of shares of Acquiror Common Stock and the Cash Consideration to which such holder has become entitled, subject to Section 1.7(f).

                           1.12    Taking of Necessary Action; Further Action.
If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Target and Merger Sub, the officers and directors of Target and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and shall take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF TARGET
                    ----------------------------------------

                           Target represents and warrants to Acquiror and
Merger Sub that the statements contained in this Article II are true and correct, except as set forth in the disclosure letter delivered by Target to Acquiror prior to the execution and delivery of this Agreement (the "Target Disclosure Letter"). The Target Disclosure Letter shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article II, and the disclosure in any paragraph shall qualify only the corresponding paragraph in this Article II unless a cross-reference is made to another paragraph which such disclosure also qualifies. Any reference in this
Article II to an agreement being "enforceable" shall be deemed to be qualified to the extent such enforceability is subject to (i) laws of general application relating to bankruptcy, insolvency, moratorium and the relief of debtors, and
(ii) the availability of specific performance, injunctive relief and other equitable remedies. In the remainder of this Article II, "Target" will be deemed to include (and each representation and warranty will apply separately and collectively to) Target and each of Target's subsidiaries, unless the context otherwise requires.

                           2.1     Organization, Standing and Power. Each of
Target and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Target has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect (as defined in Section 8.2) on Target. Target has delivered to Acquiror a true and correct copy of the Articles of Incorporation and Bylaws or other charter documents, as applicable, of Target and each of its subsidiaries, each as amended to date. Target is not in violation of any of the provisions of its Articles of Incorporation or Bylaws or equivalent organizational documents. Target is the owner of all outstanding shares of capital stock of each of its subsidiaries and all such shares are duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock of each such subsidiary are owned by Target free and clear of any liens, charges, claims or encumbrances or rights of others. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of any such subsidiary, or otherwise obligating Target or any such subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities. Target does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity other than its subsidiaries.

                           2.2     Capital Structure. The authorized capital
stock of Target consists of 25,000,000 shares of Common Stock, $.01 par value, and 1,000,000 shares of Preferred Stock, $.01 par value, of which there were issued and outstanding as of the date of this Agreement, 9,961,944 shares of Common Stock and no shares of Preferred Stock. There are no other outstanding shares of capital stock or voting securities and no outstanding commitments to issue any shares of capital stock or voting securities after the date of this Agreement, other than pursuant to the exercise of (i) options outstanding as of the date of this Agreement under the Target Stock Option Plans, and (ii) the exercise of subscription rights outstanding as of the date of this Agreement under the Target ESPP. All outstanding shares of Target Capital Stock are duly authorized, validly issued, fully paid and non-assessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights, rights of first refusal, rights of first offer or similar rights created by statute, the Articles of Incorporation or Bylaws of Target or any agreement to which Target is a party or by which it is bound. As of the date of this Agreement, Target has reserved (i) 1,800,000 shares of Common Stock for issuance to employees, directors and consultants pursuant to the Target Stock Option Plans, of which 254,072 shares have been issued pursuant to option exercises or direct stock purchases, and 1,501,117 shares are subject to outstanding, unexercised options and (ii) 250,000 shares of Common Stock for issuance to employees pursuant to the Target ESPP, of which 110,833 shares have been issued and approximately 3,000 shares are subject to outstanding subscription rights based on withholdings through November 15, 1999 and Target stock price as of October 1, 1999. Except for (i) the rights created pursuant to this Agreement and (ii) Target's right to repurchase any unvested shares under the Target Stock Option Plans, there are no other options, warrants, calls, rights, commitments or agreements of any character to which Target is a party or by which it is bound obligating Target to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of Target capital stock or obligating Target to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no contracts, commitments or agreements relating to the voting, purchase or sale of Target Capital Stock (i) between or among Target and any of its shareholders and (ii) to Target's knowledge, among any of Target's shareholders or between any of Target's shareholders and any third party, except for the shareholders delivering Voting Agreements (as defined below). The terms of the Target Stock Option Plans permit the assumption of such Target Stock Option Plans by Acquiror or the substitution of options to purchase Acquiror Common Stock as provided in this Agreement, without the consent or approval of the holders of the outstanding options, the Target shareholders, or otherwise and without any acceleration of the exercise schedule or vesting provisions in effect for such options. The current "Purchase Period" (as defined in the Target ESPP) commenced under the Target ESPP on October 1, 1999 and will end prior to the Effective Time, and except for the purchase rights granted on such commencement date to participants in the current Purchase Period, there are no other purchase rights or options outstanding under the Target ESPP. True and complete copies of all agreements and instruments relating to or issued under the Target Stock Option Plans and Target ESPP have been made available to Acquiror, and such agreements and instruments have not been amended, modified or supplemented, and there are no agreements to amend, modify or supplement such agreements or instruments from the form made available to Acquiror. All outstanding Common Stock was issued in compliance with all applicable federal and state securities laws.

                           2.3      Authority.

                                   (a) Target has all requisite corporate power
and authority to enter into this Agreement, the Articles of Merger and the Option Agreement (collectively, the "Transaction Documents") and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Target, subject only to the approval of the Merger by Target's shareholders as contemplated by Section
6.1. This Agreement and the other Transaction Documents have been duly executed and delivered by Target and constitute the valid and binding obligations of Target, enforceable against Target in accordance with their terms.

                                   (b) The execution and delivery of this
Agreement and the other Transaction Documents by Target do not, and the consummation and performance of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under, or require a consent to assignment or a novation under
(i) any provision of the Articles of Incorporation or Bylaws of Target, as amended, or (ii) any contract, agreement, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Target or any of its properties or assets, except in the case of clause (ii) as would not individually or in the aggregate have a Material Adverse Effect on Target.

                                   (c) No consent, approval, order or
authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to Target in connection with the execution and delivery of this Agreement and the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby, except for (i) the filing of the Articles of Merger, together with the required officers' certificates, as provided in
Section 1.2; (ii) the filing of the Proxy Statement (as defined is Section 2.23 hereof) with the SEC in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act") and clearance thereof by the SEC; (iii) the filing of a report on Form 8-K in accordance with the Exchange Act; (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the securities laws of any foreign country; (v) such filings as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR"); and (vi) such other consents, authorizations, filings, approvals and registrations that, if not obtained or made, would not have a Material Adverse Effect on Target and would not prevent, or materially alter or delay any of the transactions contemplated by this Agreement.

                           2.4     SEC Documents; Financial Statements. Target
has furnished to Acquiror a true and complete copy of each statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act), definitive proxy statement, and other filing filed with the SEC by Target since January 1, 1998, and, prior to the Effective Time, Target will have furnished Acquiror with true and complete copies of any additional documents filed with the SEC by Target prior to the Effective Time (collectively, the "Target SEC Documents"). In addition, Target has made available to Acquiror all exhibits to the Target SEC Documents filed prior to the date hereof, and will promptly make available to Acquiror all exhibits to any additional Target SEC Documents filed prior to the Effective Time. All documents required to be filed as exhibits to the Target SEC
Documents have been so filed, and all material contracts so filed as exhibits are in full force and effect, except those that have expired in accordance with their terms, and neither Target nor any of its subsidiaries is in default thereunder except for any such default that individually or in the aggregate would not or could not reasonably be expected to have a Material Adverse Effect on Target. As of their respective filing dates, the Target SEC Documents complied in all material respects with the requirements of the Exchange Act and the Securities Act, and none of the Target SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Target SEC Document. The financial statements of Target, including the notes thereto, included in the Target SEC Documents (the "Target Financial Statements") fairly present the consolidated financial condition and the related consolidated statements of operations, of shareholder's equity, and of cash flows of Target at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments), complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Qs, as permitted by Form 10-Q and Regulations S-K and S-X of the SEC).

                           2.5     Absence of Certain Changes. Since
September 30, 1999, (the "Target Balance Sheet Date"), Target has conducted its business in the ordinary course consistent with past practice and there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a

Material Adverse Effect (as defined in Section 8.2) on Target; (ii) any acquisition, sale or transfer of any material asset of Target; (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Target or any revaluation by Target of any of its assets; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Target, or any direct or indirect redemption, purchase or other acquisition by Target of any of its shares of capital stock; (v) any material contract entered into by Target, other than as provided to Acquiror, or any material amendment or termination of, or default under, any material contract to which Target is a party or by which it is bound; (vi) any amendment or change to the Articles of Incorporation or Bylaws of Target; (vii) any increase in or modification of the compensation or benefits payable or to become payable by Target to any of its directors, employees or consultants other than with respect to non-officer employees and consultants only, any increases in the ordinary course of business consistent with past practice; or (viii) any negotiation or agreement by Target to do any of the things described in the preceding clauses (i) through (vii) (other than negotiations with Acquiror and its representatives regarding the transactions contemplated by this Agreement).

                           2.6     Absence of Undisclosed Liabilities. Target
has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the Balance Sheet for the period ended September 30, 1999 (the "Target Balance Sheet"), (ii) those obligations or liabilities (including contractual obligations) incurred in the ordinary course of business since the Target Balance Sheet Date in amounts consistent with prior periods, and (iii) those incurred in connection with the execution of this Agreement.

                           2.7     Litigation. There is no private or
governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Target, threatened (including allegations that could form the basis for future action) against Target or any of its properties or officers or directors (in their capacities as such), which, if adversely determined would or could reasonably be expected to have a Material Adverse Effect on Target. There is no judgment, decree or order against Target, or, to the knowledge of Target, any of its directors or officers (in their capacities as such), that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Target. All litigation to which Target is a party (or, to the knowledge of Target, threatened to become a party) is disclosed in the Target Disclosure Letter. Target does not have any plans to initiate any litigation, arbitration or other proceeding against any third party.

                           2.8     Restrictions on Business Activities. There
is no agreement, judgment, injunction, order or decree binding upon Target that has or could reasonably be expected to have the effect of prohibiting or impairing in any material respect any current business practice of Target, any acquisition of property by Target or the conduct of business by Target as currently conducted by Target.

                           2.9     Governmental Authorization. Target has
obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which Target currently operates or holds any interest in any of its properties or (ii) that is required for the operation of Target's business or the holding of any such interest ((i) and (ii) herein collectively called "Target Authorizations"), and all of such Target Authorizations are in full force and effect, except where the failure to obtain or have any such Target Authorizations could not reasonably be expected to have a Material Adverse Effect on Target.

                           2.10    Title to Property. Target has good and
marketable title to all of its properties, interests in properties and assets, real and personal, necessary for the conduct of its business as presently conducted or which are reflected in the Target Balance Sheet or acquired after the Target Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of in the ordinary course of business since the Target Balance Sheet Date), or with respect to leased properties and assets, valid leasehold interests therein, in each case free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) liens for current taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties and (iii) liens securing debt that are reflected on the Target Balance Sheet. The plants, property and equipment of Target that are used in the operations of its business are in good operating condition and repair (normal wear and tear excepted). All properties used in the operations of Target are reflected in the Target Balance Sheet to the extent generally accepted accounting principles require the same to be reflected. Except as set forth in the Target Disclosure Letter, Target does not own or lease any real property. For purposes of this Section 2.10, the term "property" or "properties" does not include Intellectual Property.

                           2.11     Intellectual Property.

                                   (a) Target owns or is licensed for, and in
any event possesses sufficient rights with respect to, all Intellectual Property (defined below) that is used, exercised, or exploited ("Used") in, or that may be necessary for, its business as currently conducted ("Target Intellectual Property," which term will also include all other Intellectual Property owned by or licensed to Target now or in the past) without any material conflict with or infringement or misappropriation of any rights or property of others ("Infringement"). Such ownership, licenses and rights are exclusive (A) except with respect to Inventions (defined below) in the public domain that are not important differentiators of Target's business and
(B) except with respect to standard, generally commercially available, "off-the-shelf" third party products that are not part of any current product, service or Intellectual Property offering of Target. No Target Intellectual Property was conceived or developed directly or indirectly with or pursuant to government funding or a government contract. "Intellectual Property" means (i) inventions (whether or not patentable); trade names, trade marks, service marks, logos and other designations ("Marks"); works of authorship; mask works; data; technology, know-how, trade secrets, ideas and information; designs; formulas; algorithms; processes; schematics; computer software (in source code and/or object code form); and all other intellectual and industrial property of any sort ("Inventions") and (ii) patent rights; Mark rights; copyrights; mask work rights; sui generis database rights; trade secret rights; moral rights; and all other intellectual and industrial property rights of any sort throughout the world, and all applications, registrations, issuances and the like with respect thereto ("IP Rights"). With respect to patent rights, moral rights and Mark rights, the representations and warranties of this Section 2.11(a) are made only to Target's knowledge. All copyrightable matter within Target Intellectual

Property has been created by persons who were employees of Target at the time of creation and no third party has or will have "moral rights" or rights to terminate any assignment or license with respect thereto. Target has not received any written communication alleging or suggesting that or questioning whether Target has been or may be engaged in, liable for or contributing to any Infringement, nor does Target have any reason to expect that any such communication will be forthcoming.

                                   (b) To the extent included in Target
Intellectual Property (but excluding Intellectual Property licensed to Target only on a nonexclusive basis and material to Target's business), the Target Disclosure Letter lists (by name, number, jurisdiction, owner and, where applicable, the name and address of each inventor) all patents and patent applications; all registered and unregistered Marks; and all registered and, if material, unregistered copyrights and mask works; and all other issuances, registrations, applications and the like with respect to those or any other
IP Rights. No cancellation, termination, expiration or abandonment of any of the foregoing (except natural expiration or termination at the end of the full possible term, including extensions and renewals) is anticipated by Target. Target is not aware of any material questions or challenges (or any specific basis therefor) with respect to the validity of any of the foregoing issued or registered IP Rights (or any part or claim thereof).

                                   (c) There  is,  to the  knowledge  of
Target, no unauthorized Use, disclosure, infringement or misappropriation of any Target Intellectual Property by any third party, including, without limitation, any employee or former employee of Target.

                                   (d) Target has taken all reasonable and
appropriate steps to protect and preserve the confidentiality of all Target Intellectual Property with respect to which Target has exclusivity and that is not otherwise disclosed in published patents or patent applications or registered copyrights ("Target Confidential Information"). Except where failure to do so would not have a Material Adverse Effect on Target, all use by and disclosure to employees or others of Target Confidential Information has been pursuant to the terms of valid and binding written confidentiality and nonuse/restricted-use agreements. Except as set forth in the Target Disclosure Letter, Target has not disclosed or delivered to any third party, or permitted the disclosure or delivery to any escrow holder or other person any part of any source code.

                                   (e) Each current and former employee and
contractor of Target who is or was involved in, or who has contributed to, the creation or development of any Target Intellectual Property has executed and delivered (and to the knowledge of Target is in compliance with) an enforceable agreement in substantially the form of Target's standard Confidentiality and Non-Compete Agreement (in the case of an employee) or a consulting agreement providing for the valid assignment to Target of all Target Intellectual Property created or developed for the Target (in the case of a contractor).

                                   (f) To Target's knowledge, Target is not
Using, and it will not be necessary to Use, (i) any Inventions of any of its past or present employees or contractors (or people currently intended to be hired) made prior to or outside the scope of their employment by Target or
(ii) any confidential information or trade secrets of any former employer of any such person.

                           2.12    Environmental Matters. Target is and has at
all times operated its business in material compliance with all Environmental Laws and to Target's knowledge, no material expenditures are or will be required in order to comply with such Environmental Laws. "Environmental Laws" means all applicable statutes, rules, regulations, ordinances, orders, decrees, judgments, permits, licenses, consents, approvals, authorizations, and governmental requirements or directives or other obligations lawfully imposed by governmental authority under federal, state or local law pertaining to the protection of the environment, protection of public health, protection of worker health and safety, the treatment, emission and/or discharge of gaseous, particulate and/or effluent pollutants, and/or the handling of hazardous materials, including without limitation, the Clean Air Act, 42 U.S.C. ss. 7401, et seq., the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), 42 U.S.C. ss. 9601, et seq., the Federal Water Pollution Control Act, 33 U.S.C. ss. 1321, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901, et seq. ("RCRA"), and the Toxic Substances Control Act, 15 U.S.C. ss. 2601, et seq.

                           2.13     Taxes.

                                   (a) All Tax returns, statements, reports,
declarations and other forms and documents (including without limitation estimated Tax returns and reports and material information statements, returns and reports) required to be filed with any Tax authority with respect to any Taxable period ending on or before the Effective Time, by or on behalf of Target (collectively, "Tax Returns" and individually a "Tax Return"), have been or will be completed and filed when due (including any extensions of such due date) and all amounts shown due on such Tax Returns on or before the Effective Time have been or will be paid on or before such date. The Target September 30, 1999, balance sheet included in the Financial Statements (the "Target Balance Sheet") (i) fully accrues for all actual and contingent liabilities for Taxes with respect to all periods through September 30, 1999, and Target has not and will not incur any Tax liability in excess of the amount reflected on such Target Balance Sheet with respect to such periods (excluding any amount thereof that reflects timing differences between the recognition of income for purposes of GAAP and for Tax purposes), and (ii) accrues in accordance with GAAP for all material liabilities for Taxes payable after September 30, 1999, with respect to all transactions and events occurring on or prior to such date. All information set forth in the notes to the Target Financial Statements relating to Tax matters is true, complete (with respect to such matters required under GAAP) and accurate in all material respects. No material Tax liability since September 30, 1999, has been or will be incurred by Target other than in the ordinary course of business, and adequate provision has been made by Target for all Taxes since that date in accordance with GAAP on at least a quarterly basis.

                                   (b) Target has previously provided or made
available to Acquiror true and correct copies of all Tax Returns filed since January 1, 1995. Target has withheld and paid to the applicable financial institution or Tax authority all amounts required to be withheld. To the best knowledge of Target, Tax Returns filed with respect to Taxable years of Target through the Taxable year ended December 31, 1998 in the case of the United States, have been examined and closed. Target (or any member of any affiliated or combined group of which Target has been a member) has not granted any extension or waiver of the limitation period applicable to any Tax Returns that is still in effect. There is no material claim, audit, action, suit, proceeding, or (to the knowledge of Target) investigation now pending or (to the knowledge of Target) threatened against or with respect to Target in respect of any Tax or assessment. No written notice of deficiency or similar document of any Tax authority has been received by Target, and there are no liabilities for Taxes (including liabilities for interest, additions to Tax and penalties thereon and related expenses) with respect to the issues that have been raised (and are currently pending) by any Tax authority that could, if determined adversely to Target, materially and adversely affect the liability of Target for Taxes. There are no liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of Target. Target has never been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code. Target is in full compliance with all the terms and conditions of any Tax exemptions or other Tax-sharing agreement or order of a foreign government and the consummation of the Merger will not have any adverse effect on the continued validity and effectiveness of any such Tax exemption or other Tax-sharing agreement or order. Neither Target nor any person on behalf of Target has entered into or will enter into any agreement or consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provision of state, local or foreign income tax law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state, local or foreign income tax law) apply to any disposition of any asset owned by Target. None of the assets of Target is property that Target is required to treat as being owned by any other person pursuant to the so-called "safe harbor lease" provisions of former Section 168(f)(8) of the Code. None of the assets of Target directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code. None of the assets of Target is "tax-exempt use property" within the meaning of Section 168(h) of the Code. Target has not made and will not make a deemed dividend election under Treas. Reg. ss.1.1502-32(f)(2) or a consent dividend election under Section 565 of the Code. Target has never been a party (either as a distributing corporation as a corporation that has been distributed) to any transaction intended to qualify under Section 355 of the Code or any corresponding provision of state law. Target has not participated in (and will not participate in) an international boycott within the meaning of Section 999 of the Code. Target does not have and has not had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States of America and such foreign country and Target has not engaged in a trade or business within any foreign country. Target has never elected to be treated as an S-corporation under Section 1362 of the Code or any corresponding provision of federal or state law. All material elections with respect to Target's Taxes made during the fiscal years ending December 31, 1996, 1997 and 1998 are reflected on the Target Tax Returns for such periods, copies of which have been provided or made available to Acquiror. After the date of this Agreement, no material election with respect to Taxes will be made without the prior written consent of Acquiror, which consent will not be unreasonably withheld or delayed. Target is not party to any joint venture, partnership, or other arrangement or contract that could be treated as a partnership for federal income tax purposes. Target is not currently and never has been subject to the reporting requirements of Section 6038A of the Code. There is no agreement, contract or arrangement to which Target is a party that could, individually or collectively, result in the payment of any amount that would not be deductible by reason of Sections 280G (as determined without regard to Section 280G(b)(4)), 162(a) (by reason of being unreasonable in amount), 162(b) through (p) or 404 of the Code. Target is not a party to or bound by any Tax indemnity, Tax sharing or Tax allocation agreement (whether written or unwritten or arising under operation of federal law as a result of being a member of a group filing consolidated Tax returns, under operation of certain state laws as a result of being a member of a unitary group, or under comparable laws of other states or foreign jurisdictions) that includes a party other than Target nor does Target owe any amount under any such Agreement. Target is not, and has not been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Other than by reason of the Merger, Target has not been and will not be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Merger.

                                   (c) For purposes of this Agreement, the
following terms have the following meanings: "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means any and all taxes including, without limitation, (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, value added, net worth, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Entity (a "Tax authority") responsible for the imposition of any such tax (domestic or foreign), (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period or as the result of being a transferee or successor thereof and (iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other person. As used in this
Section 2.13, the term "Target" means Target and any entity included in, or required under GAAP to be included in, any of the Target Financial Statements.

                           2.14     Employee Benefit Plans.

                                   (a) For all purposes under this Section 2.14
"ERISA Affiliate" shall mean each person (as defined in Section 3(9) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) that, together with Target, is treated as a single employer under Section 4001(b) of ERISA or Section 414 of the Code. Except for the plans and agreements listed in
Schedule 2.14 (collectively, the "Plans"), Target and its ERISA Affiliates do not maintain, are not a party to, do not contribute to and are not obligated to contribute to, and employees or former employees of Target and its ERISA Affiliates and their dependents or survivors do not receive benefits under, any of the following (whether or not set forth in a written document):

                                       (i) Any employee benefit plan, as
defined in section 3(3) of ERISA;

                                       (ii) Any bonus, deferred compensation,
incentive, restricted stock, stock purchase, stock option, stock appreciation right, phantom stock, supplemental pension, executive compensation, cafeteria benefit, dependent care, director or employee loan, fringe benefit, sabbatical, severance, termination pay or similar plan, program, policy, agreement or arrangement; or

                                       (iii) Any plan, program, agreement,
policy, commitment or other arrangement relating to the provision of any benefit described in section 3(1) of ERISA to former employees or directors or to their survivors, other than procedures intended to comply with the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA").

                                   (b) Neither Target nor any ERISA Affiliate
has terminated, suspended, discontinued contributions to or withdrawn from any employee pension benefit plan, as defined in section 3(2) of ERISA, including (without limitation) any multiemployer plan, as defined in section 3(37) of ERISA.

                                   (c) Target has provided to Acquiror
complete, accurate and current copies of each of the following:

                                       (i)   The text (including amendments) of
each of the Plans, to the extent reduced to writing;

                                       (ii)  A summary of each of the Plans, to
the extent not previously reduced to writing;

                                       (iii) With respect to each Plan that is
an employee benefit plan (as defined in section 3(3) of ERISA), the following:

                                                     (1) The most recent
summary plan description, as described in section 102 of ERISA;

                                                     (2) Any summary of
material modifications that has been distributed to participants but has not been incorporated in an updated summary plan description furnished under Subparagraph (1) above; and

                                                     (3) The annual report, as
described in section 103 of ERISA, and (where applicable) actuarial reports, for the three most recent plan years for which an annual report or actuarial report has been prepared; and

                                       (iv)  With respect to each Plan that is
intended to qualify under section 401(a) of the Code the most recent determination letter concerning the plan's qualification under section 401(a) of the Code, as issued by the Internal Revenue Service, and any subsequent determination letter application.

                                   (d) With respect to each Plan that is an
employee benefit plan (as defined in section 3(3) of ERISA), the requirements of ERISA applicable to such Plan have been satisfied, except to the extent that a failure to satisfy any of such requirements would not have a Material Adverse Effect.

                                   (e) With respect to each Plan that is
subject to COBRA, the requirements of COBRA applicable to such Plan have been satisfied, except to the extent that a failure to satisfy any of such requirements would not have a Material Adverse Effect.

                                   (f) With respect to each Plan that is
subject to the Family Medical Leave Act of 1993, as amended, the requirements of such Act applicable to such Plan have been satisfied, except to the extent that a failure to satisfy any of such requirements would not have a Material Adverse Effect.

                                   (g) Each Plan that is intended to qualify
under section 401(a) of the Code meets the requirements for qualification under section 401(a) of the Code and the regulations thereunder, except to the extent that such requirements may be satisfied by adopting retroactive amendments under section 401(b) of the Code and the regulations thereunder. Each such Plan has been administered in accordance with its terms (or, if applicable, such terms as will be adopted pursuant to a retroactive amendment under section 401(b) of the Code) and the applicable provisions of ERISA and the Code and the regulations thereunder, except to the extent that a failure to be so administered would not have a Material Adverse Effect.

                                   (h) Neither Target nor any ERISA Affiliate
has any accumulated funding deficiency under section 412 of the Code or any termination or withdrawal liability under Title IV of ERISA, except to the extent that any such liability would not have a Material Adverse Effect.

                                   (i) All contributions, premiums or other
payments due from the Target to (or under) any Plan have been fully paid or adequately provided for on the books and financial statements of Target except to the extent that failure to pay or provide for such contributions, premiums or other payments would not have a Material Adverse Effect. All accruals (including, where appropriate, proportional accruals for partial periods) have been made in accordance with prior practices.

                           2.15     Employees and Consultants.

                                   (a) Target has provided Acquiror with a true
and complete list of all individuals employed by Target as of the date hereof and the position and base compensation payable to each such individual. The Target Disclosure Letter contains a list of any written and a description of any oral employment agreements, consulting agreements or termination or severance agreements to which Target is a party.

                                   (b) Target is not a party to or subject to
a labor union or a collective bargaining agreement or arrangement and is not a party to any labor or employment dispute.

                                   (c) The consummation of the transactions
contemplated herein will not result in (i) any amount becoming payable to any employee, director or independent contractor of Target, (ii) the acceleration of payment or vesting of any benefit, option or right to which any employee, director or independent contractor of Target may be entitled, (iii) the forgiveness of any indebtedness of any employee, director or independent contractor of Target or (iv) any cost becoming due or accruing to Target or the Acquiror with respect to any employee, director or independent contractor of Target.

                                   (d) Target is not obligated and upon
consummation of the Merger will not be obligated to make any payment or transfer any property that would be considered a "parachute payment" under section 280G(b)(2) of the Code.

                                   (e) To the knowledge of Target, no employee
of Target has been injured in the work place or in the course of his or her employment except for injuries that are covered by insurance or for which a claim has been made under workers' compensation or similar laws.

                                   (f) Target has complied in all material
respects with the verification requirements and the record-keeping requirements of the Immigration Reform and Control Act of 1986 ("IRCA"); to the knowledge of Target, the information and documents on which Target relied to comply with IRCA are true and correct; and there have not been any discrimination complaints filed against Target pursuant to IRCA, and to the knowledge of Target, there is no basis for the filing of such a complaint that could reasonably be expected to have a Material Adverse Effect.

                                   (g) Target has not received or been notified
of any written complaint by any employee, applicant, union or other party of any discrimination or other conduct forbidden by law or contract, nor to the knowledge of Target, is there a basis for any complaint, except such complaints as could not reasonably be expected to have a Material Adverse Effect.

                                   (h) Target's action in complying with the
terms of this Agreement will not violate any agreements with any of Target's employees.

                                   (i) Target has filed or will file all
required reports and information with respect to its employees that are due prior to the Closing Date and otherwise has complied in its hiring, employment, promotion, termination and other labor practices with all applicable federal and state law and regulations, including without limitation those within the jurisdiction of the United States Equal Employment Opportunity Commission, United States Department of Labor and state and local human rights or civil rights agencies, except to the extent that any such failure to file or comply would not have a Material Adverse Effect on Target.

                                   (j) Target is not aware that any of its
employees or contractors is obligated under any agreement, commitments, judgment, decree, order or otherwise (an "Employee Obligation") that could reasonably be expected to interfere with the use of his or her best efforts to promote the interests of Target or that could reasonably be expected to conflict with any of Target's business as conducted and that could reasonably be expected to have a Material Adverse Effect on Target. Neither the execution nor delivery of this Agreement nor the conduct of Target's business as conducted, will, to Target's knowledge, conflict with or result in a material breach of the terms, conditions or provisions of, or constitute a default under, any Employee Obligation.

                           2.16    Related-Party Transactions. No employee,
officer, or director of Target or member of his or her immediate family is indebted to Target, nor is Target indebted (or committed to make loans or extend or guarantee credit) to any of them. To Target's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which Target is affiliated or with which Target has a business relationship, or any firm or corporation that competes with Target, except to the extent that employees, officers, or directors of Target and members of their immediate families own stock in publicly traded companies that may compete with Target. No member of the immediate family of any officer or director of Target is directly or indirectly interested in any material contract with Target.

                           2.17    Insurance. Target has policies of insurance
and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of Target. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Target is otherwise in compliance with the terms of such policies and bonds. Target has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

                           2.18    Compliance with Laws. Target has complied
with, is not in violation of, and has not received any written notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not be reasonably expected to have a Material Adverse Effect on Target.

                           2.19    Brokers' and Finders' Fees. Target has not
incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

                           2.20    Vote Required. The affirmative vote of the
holders of a majority of the Target Common Stock outstanding on the record date set for the Target Shareholders Meeting (as hereafter defined) is the only vote of the holders of any of Target's Capital Stock necessary to approve this Agreement and the transactions contemplated hereby.

                           2.21    No Breach of Material Contracts. The Target
has performed all of the obligations required to be performed by it and is entitled to all benefits under, and, to Target's knowledge, is not alleged to be in default in respect of any material contract, except where the default would not and could not be expected to have a Material Adverse Effect on Target. Each of the material contracts is in full force and effect, unamended, and there exists no default or event of default or event, occurrence, condition or act, with respect to Target or to Target's knowledge with respect to the other contracting party, or otherwise that, with or without the giving of notice, the lapse of the time or the happening of any other event or conditions, could reasonably be expected to (A) become a default or event of default under any material contract, which default or event of default could reasonably be expected to have a Material Adverse Effect on Target or (B) result in the loss or expiration of any material right or option by Target (or the gain thereof by any third party) under any material contract or (C) the release, disclosure or delivery to any third party of any part of the source code. True, correct and complete copies of all material contracts have been delivered to the Acquiror.

                           2.22    Registration Statement; Proxy
Statement/Prospectus. The written information supplied by Target expressly for the purpose of inclusion in the registration statement on Form S-4 (or such other or successor form as shall be appropriate) pursuant to which the issuance of the shares of Acquiror Common Stock to be issued in the Merger will be registered with the SEC (the "Registration Statement") shall not at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading. The written information supplied by Target expressly for the purpose of inclusion in the proxy statement/prospectus to be sent to the shareholders of Target in connection with the meetings of Target's shareholders (the "Target Shareholders Meeting") to be held in connection with the Merger (such proxy statement/prospectus as amended or supplemented is referred to herein as the "Proxy Statement") shall not, on the date the Proxy Statement is first mailed to Target's shareholders, at the time of the Target Shareholders Meeting and at the Effective Time, contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time any event or information should be discovered by Target that should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Target shall promptly inform Acquiror and Merger Sub. Notwithstanding the foregoing, Target makes no representation, warranty or covenant with respect to any information supplied by Acquiror or Merger Sub that is contained in any of the foregoing documents.

                           2.23    Complete Copies of Materials. Target has
delivered or made available true and complete copies of each document that has been requested by Acquiror or its counsel in connection with their technical, legal and accounting review of Target.

                           2.24    Opinion of Financial Advisor. Target has been
advised in writing by its financial advisor, U.S. Bancorp Piper Jaffray, that in its opinion, as of the date of this Agreement, the Merger is fair to the shareholders of Target from a financial point of view.

                           2.25    Board Approval. The Board of Directors of
Target has unanimously (i) approved this Agreement and the Merger,
(ii) determined that the Merger is in the best interest of the shareholders of Target and is on terms that are fair to such shareholders and
(iii) recommended that the shareholders of Target approve this Agreement and the Merger.

                           2.26    Section 673 of Minnesota Law Not Applicable.
The Board of Directors of Target has taken all actions so that the restrictions contained in Section 302A.673 of the Minnesota Law applicable to a "business combination" (as defined in Section 302A.673) will not apply to the execution, delivery or performance of this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement.

                           2.27    Representations Complete. None of the
representations or warranties made by Target herein or in any Schedule hereto, including the Target Disclosure Letter, or certificate furnished by Target pursuant to this Agreement or the Target SEC Documents, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                   ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND MERGER SUB
            ---------------------------------------------------------

                           Acquiror and Merger Sub represent and warrant to
Target that the statements contained in this Article III are true and correct, except as set forth in the Disclosure Letter delivered by Acquiror to Target to prior to the execution and delivery of this Agreement (the "Acquiror Disclosure Letter"). The Acquiror Disclosure Letter shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III, and the disclosure in any paragraph shall qualify only the corresponding paragraph in this Article III unless a cross reference is made to another paragraph which such disclosure also qualifies. Any reference in this
Article III to an agreement being "enforceable" shall be deemed to be qualified to the extent such enforceability is subject to (i) laws of general application relating to bankruptcy, insolvency, moratorium and the relief of debtors, and
(ii) the availability of specific performance, injunctive relief and other equitable remedies.

                           3.1     Organization, Standing and Power. Each of
Acquiror and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of Acquiror and its subsidiaries has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Acquiror. Acquiror has delivered a true and correct copy of the Certificate of Incorporation and Bylaws of Acquiror and Merger Sub, each as amended to date, to Target. Neither Acquiror nor Merger Sub is in violation of any of the provisions of its Certificate of Incorporation or Bylaws. Acquiror is the owner of all outstanding shares of capital stock of each of its subsidiaries, except where required by local law, and all such shares are duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock of each such subsidiary are owned by Acquiror free and clear of all liens, charges, claims or encumbrances or rights of others. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of any such subsidiary, or otherwise obligating Acquiror or any such subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities. Except as disclosed in the Acquiror SEC Documents (as defined in Section 3.4), Acquiror does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

                           3.2     Capital Structure. The authorized capital
stock of Acquiror consists of 200,000,000 shares of Common Stock, $.0001 par value, and 5,000,000 shares of Preferred Stock, $.0001 par value, of which there were issued and outstanding as of September 30, 1999, 84,981,147 shares of Common Stock and no shares of Preferred Stock. An aggregate of 30,000 shares of Acquiror's Series A Junior Participating Preferred Stock ("Acquiror Junior Preferred Stock") were reserved for future issuance pursuant to the Rights Agreement, dated May 23, 1997, between Acquiror and Harris Trust and Savings Bank, as Rights Agent (the "Acquiror Rights Agreement"). There are no other outstanding shares of capital stock or voting securities of Acquiror other than shares of Acquiror Common Stock issued after September 30, 1999, upon (i) the exercise of options issued under Acquiror's 1995 Stock Option/Stock Issuance Plan (the "Acquiror Stock Option Plan") or (ii) the exercise of subscription rights outstanding as of such date under the Acquiror Employee Stock Purchase Plan (the "Acquiror ESPP"). The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, $.0001 par value, all of which are issued and outstanding and are held by Acquiror. All outstanding shares of Acquiror have been duly authorized, validly issued, fully paid and are nonassessable and free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof and are not subject to preemptive rights, rights of first refusal or other similar rights created by statute, the Certificate of Incorporation or Bylaws of Acquiror or Merger Sub or any agreement to which Acquiror or Merger Sub is a party or by which it is bound.
As of September 30, 1999, Acquiror had reserved (i) 16,460,793 shares of Common Stock for issuance to employees, directors and independent contractors pursuant to the Acquiror Stock Option Plan, of which approximately 12,687,995 shares have been issued pursuant to option exercises, and approximately 12,662,858 shares are subject to outstanding, unexercised options, and (ii) 8,400,000 shares of Common Stock for issuance to employees pursuant to the Acquiror ESPP, of which 1,909,257 shares have been issued and as of September 30, 1999, approximately 6,490,743 shares are subject to outstanding subscriptions. Other than as set forth above and the commitment to issue shares of Common Stock pursuant to this Agreement; there are no other options, warrants, calls, rights, commitments or agreements of any character to which Acquiror or Merger Sub is a party or by which either of them is bound obligating Acquiror or Merger Sub to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of Acquiror or Merger Sub or obligating Acquiror or Merger Sub to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. The shares of Common Stock to be issued pursuant to the Merger will, upon their issuance, be duly authorized, validly issued, fully paid, and non-assessable, will not be subject to any preemptive or other statutory right of shareholders; will be issued in compliance with applicable U.S. Federal and state securities laws; will be free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof; and will have the rights attached thereto under the Acquiror Rights Agreement.

                           3.3      Authority.

                                   (a) Each of Acquiror and Merger Sub has all
requisite corporate power and authority to enter into this Agreement and the other Transaction Documents and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of each of Acquiror and Merger Sub. This Agreement and the other Transaction Documents have been duly executed and delivered by each of Acquiror and Merger Sub and constitute the valid and binding obligations of each of Acquiror and Merger Sub, enforceable against Acquiror and Merger Sub in accordance with their terms.

                                   (b) The execution and delivery of this
Agreement and the other Transaction Documents do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or require a consent to assignment or a novation under (i) any provision of the Certificate of

Incorporation or Bylaws of Acquiror or any of its subsidiaries, as amended, or
(ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Acquiror or any of its subsidiaries or their properties or assets.

                                   (c) No consent, approval, order or
authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Acquiror or any of its subsidiaries in connection with the execution and delivery of this Agreement or the other Transaction Documents by Acquiror and Merger Sub or the consummation by Acquiror and Merger Sub of the transactions contemplated hereby or thereby, except for (i) the filing of the Articles of Merger, together with the required officers' certificates, as provided in Section 1.2, (ii) the filing of a Form 8-K with the SEC and National Association of Securities Dealers ("NASD") within 15 days after the Closing Date, (iii) any filings as may be required under applicable state securities laws and the securities laws of any foreign country, (iv) such filings as may be required under HSR, (v) the filing with the Nasdaq National Market of a Notification Form for Listing of Additional Shares with respect to the shares of Acquiror Common Stock issuable upon conversion of the Target Capital Stock in the Merger and upon exercise of the options under the Target Stock Option Plans assumed by Acquiror, and (vi) such other consents, authorizations, filings, approvals and registrations that, if not obtained or made, would not have a Material Adverse Effect on Acquiror or Merger Sub and would not prevent, materially alter or delay any of the transactions contemplated by this Agreement or the other Transaction Documents.

                           3.4     SEC Documents; Financial Statements. Acquiror
has furnished to Target a true and complete copy of each statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act), definitive proxy statement, and other filing filed with the SEC by Acquiror since January 1, 1998, and, prior to the Effective Time, Acquiror will have furnished Target with true and complete copies of any additional documents filed with the SEC by Acquiror prior to the Effective Time (collectively, the "Acquiror SEC Documents"). In addition, Acquiror has made available to Target all exhibits to the Acquiror SEC
Documents filed prior to the date hereof, and will promptly make available to Target all exhibits to any additional Acquiror SEC Documents filed prior to the Effective Time. All documents required to be filed as exhibits to the Acquiror SEC Documents have been so filed, and all material contracts so filed as exhibits are in full force and effect, except those that have expired in accordance with their terms, and neither Acquiror nor any of its subsidiaries is in default thereunder. As of their respective filing dates, the Acquiror
SEC Documents complied in all material respects with the requirements of the Exchange Act and the Securities Act, and none of the Acquiror SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Acquiror
SEC Document. The financial statements of Acquiror, including the notes thereto, included in the Acquiror SEC Documents (the "Acquiror Financial Statements") fairly present the consolidated financial condition and the related consolidated statements of operations, of stockholder's equity, and of cash flows of Acquiror at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments), complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Qs, as permitted by Form 10-Q of the SEC).

                           3.5     Absence of Certain Changes. Since
September 30, 1999 (the "Acquiror Balance Sheet Date"), Acquiror has conducted its business in the ordinary course consistent with past practice and there has not occurred any change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a Material Adverse Effect on Acquiror.

                           3.6     Absence of Undisclosed Liabilities. Acquiror
has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the Balance Sheet for the period ended September 30, 1999 (the "Acquiror Balance Sheet"), (ii) those obligations or liabilities (including contractual obligations) incurred in the ordinary course of business since the Acquiror Balance Sheet Date in amounts consistent with prior periods, and (iii) those incurred in connection with the execution of this Agreement.

                           3.7     Intellectual Property. Acquiror and its
subsidiaries own or are licensed for and in any event possess sufficient rights with respect to all Intellectual Property that is Used in, or that may be necessary for, the business of Acquiror and its subsidiaries as currently conducted by Acquiror and its subsidiaries ("Acquiror Intellectual Property"), except to the extent that the failure to have such rights have not had and would not reasonably be expected to have a Material Adverse Effect on Acquiror. Acquiror's rights to Acquiror Intellectual Property is without any conflict with or infringement or misappropriation of any rights or property of others. With respect to patent rights, moral rights and Mark rights, the representations and warranties of this Section 3.7 are made only to Acquiror's knowledge.

                           3.8     Environmental Matters. Acquiror is and has at
all times operated its business in material compliance with all Environmental Laws and to Acquiror's knowledge, no material expenditures are or will be required in order to comply with such Environmental Laws.

                           3.9     Employee Benefit Plans. With respect to each
Acquiror Plan that is an employee benefit plan (as defined in section 3(3) of ERISA), the requirements of ERISA with respect to such Plan have been satisfied, except to the extent that a failure to satisfy any of such requirements would not have a Material Adverse Effect.

                           3.10    Litigation. Except as disclosed in the
Acquiror SEC Documents, there is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Acquiror or any of its subsidiaries, threatened against Acquiror or any of its subsidiaries or any of their respective properties or any of their respective officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Acquiror. There is no judgment, decree or order against Acquiror or any of its subsidiaries or, to the knowledge of Acquiror or any of its subsidiaries, any of their respective directors or officers (in their capacities as such) that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this

Agreement, or that could reasonably be expected to have a Material Adverse Effect on Acquiror.

                           3.11    Compliance with Laws. Each of Acquiror and
its subsidiaries has complied with, are not in violation of, and have not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not be reasonably expected to have a Material Adverse Effect on Acquiror.

                           3.12    Proxy Statement. The written information
supplied by Acquiror and Merger Sub expressly for the purpose of inclusion in the Proxy Statement shall not, on the date the Proxy Statement is first mailed to Target's shareholders, at the time of the Target Shareholders Meeting and at the Effective Time, contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time any event or information should be discovered by Acquiror or Merger Sub that should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Acquiror and Merger Sub will promptly inform Target. Notwithstanding the foregoing, neither Acquiror nor Merger Sub make any representation, warranty or covenant with respect to any information supplied by Target that is contained in any of the foregoing documents.

                           3.13     Board  Approval.  The Board of Directors of
Acquiror and Merger Sub have approved  this  Agreement and the Merger.

                           3.14    Representations Complete. None of the
representations, warranties or statements made by Acquiror or Merger Sub herein or in any Schedule hereto, including the Acquiror Disclosure Letter, or certificate furnished by Acquiror pursuant to this Agreement, or the Acquiror SEC Documents, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                   ARTICLE IV

                       CONDUCT PRIOR TO THE EFFECTIVE TIME
                       -----------------------------------

                           4.1     Conduct of Business of Target and Acquiror.
During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Target and Acquiror each agree (except to the extent expressly contemplated by this Agreement or as consented to in writing by the other), to carry on its and its subsidiaries' business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted. Target further agrees to (i) pay and to cause its subsidiaries to pay debts and Taxes when due, subject to good faith disputes over such debts or Taxes, and (ii) to use all reasonable efforts consistent with past practice and policies to preserve intact its and its subsidiaries' present business organizations, keep available the services of its and its subsidiaries' present officers and key employees and preserve its and its subsidiaries' relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it or its subsidiaries, to the end that its and its subsidiaries' goodwill and ongoing businesses shall be unimpaired at the Effective Time in all material respects. Target and Acquiror each agree to promptly notify each other of any event or occurrence not in the ordinary course of its or its subsidiaries' business, and of any event that could have a Material Adverse Effect on Target and Acquiror, respectively. Without limiting the foregoing, except as expressly contemplated by this Agreement, Target shall not do, cause or permit any of the following, or allow, cause or permit any of its subsidiaries to do, cause or permit any of the following, without the prior written consent of Acquiror:

                                   (a) Charter Documents. Cause or permit any
amendments to its Articles of Incorporation or Bylaws;

                                   (b) Dividends; Changes in Capital Stock.
Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock, except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it or its subsidiaries; or

                                   (c) Other. Take, or agree in writing or
otherwise to take, any of the actions described in Sections 4.1(a) and
(b) above, or any action that would make any of its representations or warranties contained in this Agreement untrue or incorrect or prevent it from performing or cause it not to perform its covenants hereunder in any material respect.

                           4.2     Conduct of Business of Target During the
period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, except as expressly contemplated by this Agreement, Target shall not do, cause or permit any of the following, or allow, cause or permit any of its subsidiaries to do, cause or permit any of the following, without the prior written consent of Acquiror:

                                   (a) Material contracts. Enter into any
material contract, agreement, license or commitment, or violate, amend or otherwise modify or waive any of the terms of any of its material contracts, agreements or licenses, other than in the ordinary course of business and consistent with past practice;

                                   (b) Stock Option Plans, etc. Accelerate,
amend or change the period of exercisability or vesting of options or other rights granted under its stock plans or authorize cash payments in exchange for any options or other rights granted under any of such plans; provided, however, the foregoing shall not effect any such rights or provisions existing as of the date of this Agreement which are identified in the Target Disclosure Letter;

                                   (c) Issuance of Securities. Issue, deliver
or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than the issuance of shares of its Common Stock pursuant to the exercise of stock options, warrants or other rights therefor outstanding as of the date of this Agreement; in particular, Target shall not issue any securities in connection with the earn-out provisions set forth in the Stock Purchase Agreement between Target and Mijenix Corporation, dated July 7, 1999;

                                   (d) Intellectual Property. Transfer to or
license any person or entity or otherwise extend, amend or modify in any material respect any rights to Intellectual Property, other than the grant of non-exclusive licenses in the ordinary course of business and consistent with past practice;

                                   (e) Exclusive Rights. Enter into or amend
any agreements pursuant to which any other party is granted exclusive marketing, manufacturing or other exclusive rights of any type or scope with respect to any of its products or technology;

                                   (f) Dispositions. Sell, lease, license or
otherwise dispose of or encumber any of its properties or assets that are material, individually or in the aggregate, to its and its subsidiaries' business, taken as a whole;

                                   (g) Indebtedness. Incur or commit to incur
any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

                                   (h) Leases. Enter into any operating lease
requiring payments in excess of $100,000;

                                   (i) Payment of Obligations. Pay, discharge
or satisfy in an amount in excess of $100,000 in any one case or $500,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the Target Financial Statements;

                                   (j) Capital  Expenditures. Incur or commit
to incur any capital expenditures in excess of $200,000 in any one case, or $1,000,000 in the aggregate;

                                   (k) Insurance. Reduce in any material manner
the amount of any insurance coverage provided by existing insurance policies;

                                   (l) Termination or Waiver. Terminate or
waive any right of substantial value, other than in the ordinary course of business;

                                   (m) Employee Benefits; Severance. Take any
of the following actions, unless otherwise contemplated by this Agreement or required by obligations of Target existing as of the date of this Agreement and as identified in the Target Disclosure Letter: (i) increase or agree to increase the compensation payable or to become payable to its officers or employees, except for increases in salary or wages of non-officer employees in the ordinary course of business and consistent with past practices, (ii) grant any additional severance or termination pay to, or enter into any employment or severance agreements with, any officer or employee, (iii) enter into any collective bargaining agreement, or (iv) establish, adopt, enter into or amend in any material respect any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any directors, officers or employees, other than discretionary bonus payments or profit sharing with respect to 1999 services which will not in the aggregate exceed $1,250,000 and shall be allocated and set by Michael Rogers. United States employees of Target who are terminated as a direct result of the Merger between the date of this Agreement and a date six months following the Effective Date shall receive a lump sum severance payment in an amount equal to two (2) weeks base salary plus one
(1) week base salary for every full year of employment with Target (including service with Mijenix); European employees shall receive such severance payments as may be required by local law, which shall not be less than the amount provided United States employees;

                                   (n) Lawsuits. Commence a lawsuit or
arbitration proceeding other than (i) for the routine collection of bills,
(ii) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable asset of its business, provided that it consults with Acquiror prior to the filing of such a suit, or (iii) for a breach of this Agreement;

                                   (o) Acquisitions. Acquire or agree to
acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets that are material, individually or in the aggregate, to its and its subsidiaries' business, taken as a whole;

                                   (p) Taxes. Make any material tax election
other than in the ordinary course of business and consistent with past practice, change any material tax election, adopt any tax accounting method other than in the ordinary course of business and consistent with past practice, change any tax accounting method, file any tax return (other than any estimated tax returns, immaterial information returns, payroll tax returns or sales tax returns) or any amendment to a tax return, enter into any closing agreement, settle any Tax claim or assessment or consent to any Tax claim or assessment provided that Acquiror shall not unreasonably withhold or delay approval of any of the foregoing actions;

                                   (q) Revaluation. Revalue any of its material
assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; or

                                   (r) Other. Take or agree in writing or
otherwise to take, any of the actions described in Sections 4.2(a) through
(q) above, or any action that would make any of its representations or warranties in any material respect contained in this Agreement untrue or incorrect or prevent it from performing or cause it not to perform its covenants hereunder.

                           4.3     Notices. Target shall give all notices and
other information required to be given to the employees of Target, any collective bargaining unit representing any group of employees of Target, and any applicable government authority under the National Labor Relations Act, the

Internal Revenue Code, the Consolidated Omnibus Budget Reconciliation Act, and other applicable law in connection with the transactions provided for in this Agreement.

                                   ARTICLE V

                              ADDITIONAL AGREEMENTS
                              ---------------------

                           5.1      No Solicitation.

                                   (a) Target shall not, directly or
indirectly, through any officer, director, employee, financial advisor, attorney, representative, subsidiary or agent of such party (i) take any action to solicit, initiate or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transaction involving Target or any of its subsidiaries, other than the transactions contemplated by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as an "Acquisition Proposal"),
(ii) engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Acquisition Proposal, or (iii) agree to or recommend any Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent Target, or its Board of Directors, to the extent such Board of Directors determines, in good faith, that such Board of Directors' fiduciary duties under applicable law require it to do so, from (A) furnishing non-public information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited, bona fide, written Acquisition Proposal by such person or entity or recommending an unsolicited, bona fide, written Acquisition Proposal by such person or entity to the shareholders of Target, if and only to the extent that (1) the Board of Directors of Target believes in its good faith reasonable judgment (based upon and consistent with advice received in consultation with independent financial and legal advisors) that such Acquisition Proposal is reasonably capable of being completed on the terms proposed and, after taking into account the strategic benefits anticipated to be derived from the Merger and the long-term prospects of Acquiror and Target as a combined company, would, if consummated, result in a transaction more favorable from a financial point of view than the transaction contemplated by this Agreement (any such more favorable Acquisition Proposal being referred to in this Agreement as a "Superior Proposal") and the Board of Directors of Target determines in good faith that such action is necessary for such Board of Directors to comply with its fiduciary duties to shareholders under applicable law and (2) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such person or entity, such Board of Directors receives from such person or entity an executed confidentiality agreement with terms no less favorable to such party than those contained in the Nondisclosure Agreement dated October 29, 1999 between Acquiror and Target (the "Nondisclosure Agreement"), such non-public information has been previously delivered to the Board of Directors of Acquiror, and Target advises the Acquiror hereto in writing of such disclosure or discussions or negotiations, including the party to whom disclosed or with whom discussions or negotiations will occur; or (B) complying with Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal. Without limiting the foregoing, it is understood that any violations of the restrictions set forth in this paragraph by any officer, director, employee, financial advisor, attorney, representative, subsidiary or agent of Target, whether or not acting on behalf of Target, shall be deemed to be a breach of this Section 5.1 by Target.

                                   (b) Target shall notify Acquiror immediately
after receipt by Target (or their advisors) of any Acquisition Proposal or any request for non-public information in connection with an Acquisition Proposal or for access to the properties, books or records of such party or any of its subsidiaries by any person or entity that informs such party that it is considering making, or has made, an Acquisition Proposal. Such notice shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact. Such party shall continue to keep the other party hereto informed, on a current basis, of the status of any such discussions or negotiations and the terms being discussed or negotiated.

                           5.2     Proxy Statement/Prospectus; Registration
Statement. As promptly as practicable after the execution of this Agreement, Target and Acquiror shall prepare proxy materials relating to the approval of the Merger and the transactions contemplated hereby by the shareholders of Target and, as promptly as practicable, Acquiror shall file with the SEC a Registration Statement on Form S-4 (or such other or successor form as shall be appropriate), which complies in form with applicable SEC requirements and shall use all reasonable efforts to cause the Registration Statement to become effective as soon thereafter as practicable. Subject to the provisions of
Section 5.1, the Proxy Statement shall include the unanimous recommendation of the Board of Directors of Target in favor of the Merger; provided that such recommendation may not be included or may be withdrawn if previously included if Target's Board of Directors believes in good faith that a Superior Proposal (as defined in Section 5.1) has been made and, shall determine that to include such recommendation or not withdraw such recommendation if previously included would constitute a breach of the Board of Directors' fiduciary duty under applicable law.

                           5.3     Shareholders Meeting . Target shall promptly
after the date hereof take all actions necessary to call a meeting of its shareholders to be held for the purpose of voting upon this Agreement and the Merger, which meeting shall be held (to the extent permitted by law) within forty-five (45) days of the date on which the Registration Statement is declared effective. Subject to Section 5.2, Target will, through its Board of Directors, unanimously recommend to its shareholders approval of such matters. Target shall use all reasonable efforts to solicit from its shareholders proxies in favor of or, subject to Section 5.1, with respect to such matters (whether or not the Board of Directors of Target shall have withdrawn or modified its unanimous recommendation of this Agreement or the Merger).

                           5.4      Access to Information.

                                   (a) Target shall afford Acquiror and its
accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (i) all of Target's and its subsidiaries' properties, books, contracts, commitments and records, and (ii) all other information concerning the business, properties and personnel of Target and its subsidiaries as Acquiror may reasonably request. Target agrees to provide to Acquiror and its accountants, counsel and other representatives copies of internal financial statements promptly upon request.

                                   (b) Subject to compliance with applicable
law, from the date hereof until the Effective Time, each of Acquiror and Target shall confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations.

                                   (c) No information or knowledge obtained in
any investigation pursuant to this Section 5.4 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

                           5.5     Confidentiality. The parties acknowledge that
Acquiror and Target have previously executed a Nondisclosure Agreement dated October 29, 1999, which Confidentiality Agreement shall continue in full force and effect in accordance with its terms.

                           5.6     Public Disclosure. Unless otherwise permitted
by this Agreement, Acquiror and Target shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld), except as may be required by law or to comply with the rules and regulations of the SEC or any obligations pursuant to any listing agreement with any national securities exchange or with the NASD.

                           5.7      Consents; Cooperation.

                                   (a) Each of Acquiror and Target shall
promptly apply for or otherwise seek, and use all reasonable efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Merger, including those required under HSR, and shall use all reasonable efforts to obtain all necessary consents, waivers and approvals under, or to deliver notice of the Merger as required by, any of its material contracts in connection with the Merger for the assignment thereof or otherwise. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to HSR or any other federal or state antitrust or fair trade law.

                                   (b) Each of Acquiror and Target shall use
all reasonable efforts to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the transactions contemplated by this Agreement under HSR, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other Federal, state or foreign statutes, rules, regulations, orders or decrees that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, "Antitrust Laws"). In connection therewith, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law, each of Acquiror and Target shall cooperate and use all reasonable efforts vigorously to contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent (each an "Order"), that is in effect and that prohibits, prevents, or restricts consummation of the Merger or any such other transactions, unless by mutual agreement Acquiror and Target decide that litigation is not in their respective best interests. Notwithstanding the provisions of the immediately preceding sentence, it is expressly understood and agreed that neither Acquiror nor Target shall have any obligation to litigate or contest any administrative or judicial action or proceeding or any Order beyond the earlier of (i) June 30, 2000, or (ii) the date of a ruling preliminarily enjoining the Merger issued by a court of competent jurisdiction. Each of Acquiror and Target shall use all reasonable efforts to take such action as may be required to cause the expiration of the notice periods under the HSR or other Antitrust Laws with respect to such transactions as promptly as possible after the execution of this Agreement.

                                   (c) Notwithstanding the foregoing, neither
Acquiror nor Target shall be required to agree, as a condition to any Approval, to divest itself of or hold separate any subsidiary, division or business unit that is material to the business of such party and its subsidiaries, taken as a whole, or the divestiture or holding separate of which would be reasonably likely to have a Material Adverse Effect on (A) the business, properties, assets, liabilities, financial condition or results of operations of such party and its subsidiaries, taken as a whole or (B) the benefits intended to be derived as a result of the Merger.

                           5.8     Update Disclosure; Breaches. From and after
the date of this Agreement until the Effective Time, each party hereto shall promptly notify the other party, by written update to its Disclosure Letter, of (i) the occurrence or non-occurrence of any event that would be likely to cause any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied, or
(ii) the failure of Target or Acquiror, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement that would be likely to result in any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied in any material respect. The delivery of any notice pursuant to this Section 5.8 shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the remedies available hereunder to the party receiving such notice.

                           5.9     Stockholder Lists. Upon the execution of this
Agreement, Acquiror and Target will provide each other with a list of those persons who are, in Acquiror's or Target's respective reasonable judgment, "affiliates" of Acquiror or Target, respectively, within the meaning of Rule 145 under the Securities Act ("Rule 145"). Each such person who is an "affiliate" of Acquiror or Target within the meaning of Rule 145 is referred to herein as an "Affiliate." Acquiror and Target shall provide each other such information and documents as Target or Acquiror shall reasonably request for purposes of reviewing such list and shall notify the other party in writing regarding any change in the identity of its Affiliates prior to the Closing Date.

                           5.10     Indemnification.

                                    (a) From  and  after  the  Effective
Time,   Acquiror  and  the  Surviving Corporation jointly and severally shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time, an officer, director or employee of Target or any of its subsidiaries (the "Indemnified Parties") in respect of acts or omissions occurring on or prior to the Effective Time to the extent provided under Target's Articles of Incorporation, Bylaws (as in effect on the date hereof) and indemnification agreements in effect as of the Effective Time (provided, however, that Target covenants that it will not enter into indemnification agreements or modify existing indemnification agreements between the date of this Agreement and the Effective Time, except as required by law and except that officers and directors of Target may execute a form of indemnification agreement in the form previously provided to Acquiror or its counsel); provided that such indemnification shall be subject to any limitation imposed from time to time under applicable law.

                                    (b) For a period  of six years  after the
Effective Time, Acquiror will cause the Surviving Corporation to use its commercially reasonable efforts to maintain in effect, if available, directors' and officers' liability insurance covering those persons who are currently covered by Target's directors' and officers' liability insurance policy on terms substantially similar to those applicable to the current directors and officers of Target; provided, however, that in no event will Acquiror or the Surviving Corporation be required to expend in excess of $250,000 in the aggregate (i.e., for six years coverage) for such coverage (or such coverage as is available for such $250,000).

                           5.11    Irrevocable Proxies. Target shall use its
best efforts, on behalf of Acquiror and pursuant to the request of Acquiror, to cause Michael Rogers and Gary Stevens to execute and deliver to Acquiror, a Voting and Proxy Agreement in the form of Exhibit B attached hereto concurrently with the execution of this Agreement.

                           5.12    Legal Requirements. Each of Acquiror and
Target will, and will cause their respective subsidiaries to, take all reasonable actions necessary to comply promptly with all legal requirements that may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon such other party in connection with the consummation of the transactions contemplated by this Agreement and will take all reasonable actions necessary to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any Governmental Entity or other person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement.

                           5.13    Tax-Free Reorganization. Neither Target,
Acquiror nor Merger Sub will, either before or after consummation of the Merger, take any action that, to the knowledge of such party, would cause the Merger to fail to constitute a "reorganization" within the meaning of Code
Section 368.

                           5.14     Stock Options.

                                   (a) At the Effective Time, the Target Stock
Option Plans and each outstanding option to purchase shares of Target Common Stock under the Target Stock Option Plans, whether vested or unvested, shall be assumed by Acquiror. Target has delivered to Acquiror a schedule (the "Option

Schedule") that sets forth a true and complete list as of the date hereof of all holders of outstanding options under the Target Stock Option Plans, including the number of shares of Target Capital Stock subject to each such option, the exercise or vesting schedule, the exercise price per share and the term of each such option. On the Closing Date, Target shall deliver to Acquiror an updated Option Schedule current as of such date. Each such option so assumed by Acquiror under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Target Stock Option Plans immediately prior to the Effective Time, except that (i) such option shall be exercisable for that number of whole shares of Acquiror Common Stock equal to the product of the number of shares of Target Common Stock that were issuable upon exercise of such option immediately prior to the Effective Time multiplied by the Option Exchange Ratio, and rounded down to the nearest whole number of shares of Acquiror Common Stock, (ii) the per share exercise price for the shares of Acquiror Common Stock issuable upon exercise of such assumed option shall be equal to the quotient determined by dividing the exercise price per share of Target Common Stock at which such option was exercisable immediately prior to the Effective Time, by the Option Exchange Ratio, rounded up to the nearest whole cent, (iii) assumed options which provided for acceleration of vesting upon a change in control of Target shall be fully vested on and after the Effective Date and shall be exercisable until the date 12 months following the later of (A) the Effective Date or (B) cessation of the optionee's service (if such optionee commenced service with Acquiror following the Closing), (iv) assumed options held by directors, former directors and consultants to the directors shall be fully vested on and after the Effective Date and shall be exercisable until the date 12 months following the Effective Date, and (v) except as provided in the foregoing clauses (iii) and (iv), no assumed option shall provide for an exercise period in excess of 12 months in the event of the cessation of the optionee's service. The options so assumed by Acquiror shall qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent such options qualified as incentive stock options prior to the Effective Time. Within twenty
(20) business days after the Effective Time, Acquiror will issue to each person whose option shall be assumed in accordance with this section 5.14, a document in form and substance satisfactory to Target evidencing the foregoing assumption of such option by Acquiror. Neither Acquiror nor Target shall be in breach of this Agreement solely as a result of any optionholder failing to sign an Assumption Agreement.

                                   (b) Acquiror shall take all corporate action
necessary to reserve and make available for issuance a sufficient number of shares of Acquiror Common Stock for delivery under Target Stock Options assumed in accordance with this Section 5.14. Within five (5) business days after the Effective Time, Acquiror shall file a registration statement on Form S-8 (or any successor or other appropriate forms) which will register the shares of Acquiror Common Stock subject to assumed options to the extent permitted by Federal securities laws and shall use its reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

                                   (c) Outstanding purchase rights under the
Target ESPP shall be exercised upon the earlier of (i) the next scheduled purchase date under the Target ESPP or (ii) immediately prior to the Effective Time, and each participant in the Target ESPP shall accordingly be issued shares of Target Common Stock at that time which shall be converted into shares of Acquiror Common Stock in the Merger. The Target ESPP shall terminate with such exercise date, and no purchase rights shall be subsequently granted or exercised under the Target ESPP. Target employees who meet the eligibility requirements for participation in the Aquiror Employee Stock Purchase Plan shall begin payroll deductions under that plan as of the start date of the first offering period thereunder beginning at least thirty (30) days after the Effective Time.

                           5.15    Listing of Additional Shares. Prior to the
Effective Time, Acquiror shall file with Nasdaq a Notification Form for Listing of Additional Shares with respect to the shares referred to in Section 6.1(e) below.

                           5.16    Additional Agreements; Reasonable Efforts.
Each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, subject to the appropriate vote of shareholders of Target described in Section 5.3, including cooperating fully with the other party, including by provision of information. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the constituent corporations, the proper officers and directors of each party to this Agreement shall take all such necessary action.

                           5.17    Employee Benefits. Acquiror shall take such
reasonable actions, to the extent permitted by Acquiror's benefits program, as are necessary to allow eligible employees of Target to participate in the benefit programs of Acquiror, or alternative benefits programs in the aggregate substantially comparable to those applicable to employees of Acquiror, as soon as practicable after the Effective Time of the Merger. For purposes of satisfying the terms and conditions of such programs, to the extent permitted by Acquiror's benefit programs and applicable law, Acquiror shall use reasonable efforts to give full credit for eligibility or vesting for each participant's period of service with Target. To the extent permitted by such plans, Acquiror shall waive any pre-existing condition exclusion and actively-at-work requirements under its medical or dental plans.

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER
                            ------------------------

                           6.1     Conditions to Obligations of Each Party to
Effect the Merger. The respective obligations of each party to this Agreement to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties hereto:

                                   (a) Shareholder Approval. This Agreement and
the Merger shall have been approved and adopted by the holders of at least a majority of the shares of Target Common Stock outstanding as of the record date set for the Target Shareholders Meeting.

                                   (b) No Injunctions or Restraints;
Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal. In the event an injunction or other order shall have been issued, each party agrees to use its reasonable efforts to have such injunction or other order lifted.

                                   (c) Governmental Approval. Acquiror and
Target and their respective subsidiaries shall have timely obtained from each Governmental Entity all approvals, waivers and consents, if any, necessary for consummation of or in connection with the Merger and the several transactions contemplated hereby, including such approvals, waivers and consents as may be required under the Securities Act, under state Blue Sky laws, and under HSR.

                                   (d) Tax Opinion. Each of Target and Acquiror
shall have received a written opinion from their respective counsel to the effect that the Merger will constitute a reorganization within the meaning of
Section 368 of the Code, which opinions shall be substantially identical in substance. In preparing the Target and the Acquiror tax opinions, counsel may rely on reasonable assumptions and may also rely on (and to the extent reasonably required, the parties and Target's shareholders shall make) reasonable representations related thereto.

                                   (e) Listing of Additional Shares. The filing
with the Nasdaq National Market of a Notification Form for Listing of Additional Shares with respect to the shares of Acquiror Common Stock issuable upon conversion of the Target Common Stock in the Merger and upon exercise of the options under the Target Stock Option Plans assumed by Acquiror shall have been made.

                           6.2     Additional Conditions to the Obligations of
Target. The obligations of Target to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Target:

                                   (a) Representations, Warranties and
Covenants. Except as disclosed in the Acquiror Disclosure Letter, (i) the representations and warranties of Acquiror in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true in all respects) on and as of the Effective Time as though such representations and warranties were made on and as of such time, and (ii) Acquiror shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Effective Time.

                                   (b) Certificate of Acquiror. Target shall
have been provided with a certificate executed on behalf of Acquiror by its President and its Chief Financial Officer to the effect that, as of the Effective Time:

                                       (i)  all representations and warranties
made by Acquiror under this Agreement are true and complete in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true in all respects); and

                                       (ii) all covenants, obligations and
conditions of this Agreement to be performed by Acquiror on or before such date have been so performed in all material respects.

                                   (c) No Material Adverse Changes. There shall
not have occurred any material adverse change in the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of Acquiror and its subsidiaries, taken as a whole.

                           6.3     Additional Conditions to the Obligations of
Acquiror. The obligations of Acquiror and Merger Sub to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Acquiror:

                                   (a) Representations, Warranties and
Covenants. Except as disclosed in the Acquiror Disclosure Letter (i) the representations and warranties of Target in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true in all respects) on and as of the Effective Time as though such representations and warranties were made on and as of such time, and (ii) Target shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Effective Time.

                                   (b) Certificate of Target. Acquiror shall
have been provided with a certificate executed on behalf of Target by its President and Chief Financial Officer to the effect that, as of the Effective
Time:

                                       (i)  all representations and warranties
made by Target under this Agreement are true and complete in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true in all respects); and

                                       (ii) all covenants, obligations and
conditions of this Agreement to be performed by Target on or before such date have been so performed in all material respects.

                                   (c) Third Party Consents. Acquiror shall
have been furnished with evidence satisfactory to it of the consent or approval of those persons whose consent or approval shall be required in connection with the Merger under the contracts of Target set forth on Schedule 6.3(c) hereto.

                                   (d) Injunctions or Restraints on Merger and
Conduct of Business. No proceeding brought by any administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking to prevent the consummation of the Merger shall be pending.
In addition, no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision limiting or restricting Acquiror's conduct or operation of the business of Target and its subsidiaries, following the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Entity, domestic or foreign, seeking the foregoing be pending.

                                   (e) No Material Adverse Changes. There
shall not have occurred any material adverse change in the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of Target and its subsidiaries, taken as a whole.

                                   (f) Resignation of Directors. The directors
of Target in office immediately prior to the Effective Time shall have resigned as directors of Target effective as of the Effective Time.

                                   (g) Employment and Non-Competition
Agreements. The employees of Target set forth on Schedule 6.3(g) shall have entered into an Employment and Non-Competition Agreement in the form attached hereto as Exhibit C.

                                   (h) Election under Section 338(h)(10) of
the Code. Target and Jennifer Kronenberg shall have filed a joint election under Section 338(h)(10) of the Code with respect to Target's purchase from Jennifer Kronenberg of all outstanding stock of Mijenix Corporation, a Wisconsin corporation, pursuant to the Stock Purchase Agreement by and among Target, Jennifer Kronenberg and Mijenix Corporation, dated as of July 7, 1999.

                                   (i) Termination of Target 401(k) Plan.
Target shall have terminated its 401(k) Plan.


                                  ARTICLE VII

                   TERMINATION, EXPENSES, AMENDMENT AND WAIVER
                   -------------------------------------------

                           7.1     Termination. This Agreement may be terminated
at any time prior to the Effective Time (with respect to Sections 7.1(b) through 7.1(f), by written notice by the terminating party to the other party), whether before or after approval of the matters presented in connection with the Merger by the shareholders of Target:

                                   (a) by mutual written consent of Target and
Acquiror; or

                                   (b) by either Target or Acquiror if the
Merger shall not have been consummated by June 30, 2000 (the "Outside Date") (provided that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been a significant cause of or resulted in the failure of the Merger to occur on or before such date); or

                                   (c) by either Target or Acquiror if a court
of competent jurisdiction or other Governmental Entity shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or

                                   (d) by either Acquiror or Target, if at the
Target Shareholders' Meeting (including any adjournment or postponement), the requisite vote of the shareholders of Target in favor of this Agreement and the Merger shall not have been obtained (provided that the right to terminate this Agreement under this Section 7.1(d) shall not be available to Target where the failure to obtain Target Shareholder Approval shall have been caused by the action or failure to act of Target and such action or failure to act constitutes a material breach by Target of this Agreement). A material breach by a party of Sections 5.2 or 5.3 hereof will constitute a material breach hereunder; or

                                   (e) by Acquiror, if (i) the Board of
Directors of Target shall have withdrawn or modified its recommendation of this Agreement or the Merger; (ii) the Board of Directors of Target fails to reaffirm its recommendation of this Agreement or the Merger within ten (10) business days after Acquiror requests in writing that such unanimous recommendation be reaffirmed at any time following the public announcement of an Acquisition Proposal; (iii) the Board of Directors of Target shall have recommended to the shareholders of Target an Alternative Transaction; (iv) a tender offer or exchange offer for 15% or more of the outstanding shares of Target Common Stock is commenced (other than by Acquiror or an Affiliate of Acquiror) and the Board of Directors of Target shall not have sent to its security holders pursuant to Rule 14e-2 within ten (10) business days after such tender or exchange offer is first published, sent or given, a statement disclosing that Target recommends rejection of such tender or exchange offer; or
(v) for any other reason Target fails to call and hold the Target Shareholders' Meeting within forty-five days after the Registration Statement is declared effective under the Securities Act if such date is on or before the Outside Date; or

                                   (f) by Target or Acquiror, if there has
been a breach of any representation, warranty, covenant or agreement on the part of the other party set forth in this Agreement, which breach (i) causes the conditions set forth in Section 6.2(a) or (b) (in the case of termination by Target) or 6.3(a) or (b) (in the case of termination by Acquiror) not to be satisfied, and (ii) shall not have been cured within twenty (20) business days (or prior to the Outside Date, if earlier) following receipt by the breaching party of written notice of such breach from the other party.

As used in this Agreement, "Alternative Transaction" means either (i) a transaction pursuant to which any person (or group of persons) other than Acquiror or its respective affiliates (a "Third Party"), acquires more than 15% of the outstanding shares of Target Common Stock, as the case may be, pursuant to a tender offer or exchange offer or otherwise, (ii) a merger or other business combination involving Target pursuant to which any Third Party acquires more than 15% of the outstanding equity securities of Target or the entity surviving such merger or business combination, (iii) any other transaction pursuant to which any Third Party acquires control of assets (including for this purpose the outstanding equity securities of subsidiaries of Target, and the entity surviving any merger or business combination including any of them) of Target having a fair market value (as determined by the Board of Directors of

Target or Acquiror, as the case may be, in good faith) equal to more than 15% of the fair market value of all the assets of Target and its subsidiaries, taken as a whole, immediately prior to such transaction, or (iv) any public announcement by a Third Party of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.



                           7.2     Effect of Termination. In the event of
termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Acquiror or Target or their respective officers, directors, stockholders or affiliates, except as otherwise set forth in Section 7.3 and except to the extent that such termination results from the breach by a party hereto of any of its representations, warranties or covenants set forth in this Agreement; provided that, the provisions of Section 5.5 (Confidentiality),
Section 7.3 (Expenses and Termination Fees) and this Section 7.2 shall remain in full force and effect and survive any termination of this Agreement.

                           7.3      Expenses and Termination Fees.

                                   (a) Except as set forth in this Section 7.3,
all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that Acquiror and Target shall share equally all fees and expenses, other than attorneys' fees, incurred in relation to the printing and filing of the Proxy Statement (including any related preliminary materials) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements.

                                   (b) Target shall pay Acquiror a termination
fee of $5,000,000 in immediately available funds within five business days after the termination of this Agreement by Acquiror pursuant to Section 7.1(e).

                                   (c) Acquiror shall pay Target's
out-of-pocket expenses incurred in connection with this Agreement (and the transactions contemplated hereby), including without limitations the fees and expenses of financial advisors, accountants and legal counsel and printing and filing fees (collectively, "Termination Expenses"), in immediately available funds within five (5) business days following termination of this Agreement by Target pursuant to Section 7.1(f) after a willful breach by Acquiror of this Agreement and Target shall pay Acquiror's Termination Expenses in immediately available funds within five (5) business days following termination of this Agreement by Acquiror pursuant to Section 7.1(f) after a willful breach by Target of this Agreement.

                           7.4     Amendment. The boards of directors of the
parties hereto may cause this Agreement to be amended at any time by execution of an instrument in writing signed on behalf of each of the parties hereto; provided that an amendment made subsequent to adoption of the Agreement by the shareholders of Target shall not (i) alter or change the amount or kind of consideration to be received on conversion of the Target Capital Stock,
(ii) alter or change any material term of the Articles of Incorporation of the

Surviving Corporation to be effected by the Merger, or (iii) alter or change any of the terms and conditions of the Agreement if such alteration or change would adversely affect the holders of Target Capital Stock.

                           7.5     Extension; Waiver. At any time prior to the
Effective Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE VIII

                               GENERAL PROVISIONS
                               ------------------

                           8.1     Notices. All notices and other communications
hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

                                   (a)      if to Acquiror or Merger Sub, to:

                                            Legato Systems, Inc.
                                            3210 Porter Drive
                                            Palo Alto, CA  94304
                                            Attention:  Louis C. Cole
                                            Facsimile No.: (650) 812-6032
                                            Telephone No.: (650) 812-6000

                                            with a copy to:

                                            Gunderson Dettmer Stough Villeneuve
                                            Franklin & Hachigian, LLP
                                            155 Constitution Drive
                                            Menlo Park, CA  94025
                                            Attention:  Robert V. Gunderson, Jr.
                                            Facsimile No.: (650) 321-2800
                                            Telephone No.: (650) 463-5200

                                   (b)      if to Target, to:

                                            Ontrack Data International, Inc.
                                            9023 Columbine Road
                                            Eden Prarie, MN  55347
                                            Attention:  Michael Rogers
                                            Facsimile No.: (612) 949-4170
                                            Telephone No.: (612) 937-1107

                                            with a copy to:

                                            Lindquist & Vennum PLLP
                                            4200 IDS Center
                                            Minneapolis, MN  55402
                                            Attention:  John R. Houston
                                            Facsimile No.: (612) 371-3207
                                            Telephone No.: (612) 371-3211

                           8.2     Interpretation. When a reference is made in
this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." In this Agreement, any reference to any event, change, condition or effect being "material" with respect to any entity or group of entities means any material event, change, condition or effect related to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of such entity or group of entities. In this Agreement, any reference to a "Material Adverse Effect" with respect to any entity or group of entities means any event, change, condition or effect that is materially adverse to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of such entity and its subsidiaries, taken as a whole. In this Agreement, any reference to a party's "knowledge" means such party's actual knowledge after due and diligent inquiry of officers, directors and other employees of such party and its subsidiaries reasonably believed to have knowledge of such matters. The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement", "the date hereof", and terms of similar import, unless the context otherwise requires, shall be deemed to refer to November 18, 1999. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                           8.3     Counterparts. This Agreement may be executed
in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

                           8.4     Entire Agreement; No Third Party
Beneficiaries. This Agreement, the other Transaction Documents and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits, the Schedules, including the Target Disclosure Letter and the Acquiror Disclosure Letter (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, except for the Confidentiality Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement or the Closing, in accordance with its terms; (b) are not intended to confer upon any other person any rights or remedies hereunder, except for the rights of the Target Shareholders and optionholders to receive the consideration set forth in Article I of this Agreement and the provisions of Sections 5.14 and 5.17.

                           8.5     Severability. In the event that any provision
of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

                           8.6     Remedies Cumulative. Except as otherwise
provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

                           8.7     Governing Law. This Agreement shall be
governed by and construed in accordance with the laws of the State of Delaware without regard to applicable principles of conflicts of law. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any court located within the State of Delaware, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection that they might otherwise have to such jurisdiction and such process.

                           8.8     Assignment. Neither this Agreement nor any of
the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors and permitted assigns.

                           8.9     Rules of Construction. The parties hereto
agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

                           IN WITNESS  WHEREOF,  Target,  Acquiror and Merger
Sub have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.


                                                ONTRACK DATA INTERNATIONAL, INC.



                                                By:
                                                   ----------------------------
                                                       Name and
                                                       Title


                                                LEGATO SYSTEMS, INC.



                                                By:
                                                   ----------------------------
                                                       Name and
                                                       Title



                                                LASSO ACQUISITION CORP.



                                                By:
                                                   ----------------------------
                                                      Name and
                                                      Title














             SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION